Tidal Trust II 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 28, 2026 and August 21, 2026, relating to the financial statements and financial highlights of Defiance Daily Target 2X Long AVAV ETF, Defiance Daily Target 2X Long MRNA ETF, Defiance Daily Target 2X Long OSCR ETF, Defiance Daily Target 2X Long RCAT ETF, Defiance Daily Target 2x Long ANET ETF, Defiance Daily Target 2x Long AVGO ETF, Defiance Daily Target 2x Long LLY ETF, Defiance Daily Target 2X Long MSTR ETF, Defiance Daily Target 2x Long NVO ETF, Defiance Daily Target 2x Long SMCI ETF, and Defiance Daily Target 2X Long Pure Quantum ETF, each a series of Tidal Trust II, which are included in Form N-CSR for the year or period ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 24, 2026